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                                                                      Exhibit 21

                       Subsidiaries of Health Power, Inc.


         1. Health Power HMO, Inc., an Ohio corporation.

         2. CompManagement, Inc., an Ohio corporation.

         3. CompManagement Health Systems, Inc., an Ohio corporation.

         4. Health Power Management Corporation, an Ohio corporation.

         5. Health Power Life Insurance Agency, Inc., an Ohio corporation.

         6. Health Power TPA, Inc., an Ohio corporation.



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